Exhibit 4.3

GARDNER DENVER, INC.

TO

BNY MIDWEST TRUST COMPANY,

Trustee

Indenture

Dated as of ______________ ____, 2003

SENIOR SUBORDINATED DEBT SECURITIES

CROSS REFERENCE SHEET

between
The Indenture
and
The Trust Indenture Act of 1939

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	609
	(b)	608, 610
	(c)	Not Applicable
§311	(a)	Not Applicable
	(b)	Not Applicable
	(c)	Not Applicable
§312	(a)	701, 702(a)
	(b)	702(b)
	(c)	702(c)
§313	(a)	703(a)
	(b)	703(a)
	(c)	703(a), 703(b)
	(d)	703(b)
§314	(a)	704, 1004
	(b)	Not Applicable
	(c)(1)	102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
	(f)	Not Applicable
§315	(a)	601(a)
	(b)	602, 703
	(c)	601(b)
	(d)	601(c)
	(d)(1)	601(a)
	(d)(2)	601(c)(2)
	(d)(3)	601(c)(3)
	(e)	514
§316	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
	(c)	104(e)
§317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§318	(a)	107

NOTE: This cross reference sheet shall not, for any purpose, be deemed to be a part of the Indenture.

Exhibit 4.3

TABLE OF CONTENTS

ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	1

ARTICLE TWO SECURITY FORMS	10

Section 201. Forms Generally	10
Section 202. Form of Face of Security	10
Section 204. Form of Legend for Global Securities	14
Section 205. Form of Trustee's Certificate of Authentication	14
Section 206. Form of Conversion Notice	14

ARTICLE THREE THE SECURITIES	16

ARTICLE FOUR SATISFACTION AND DISCHARGE	23

Section 401. Satisfaction and Discharge of Indenture	23
Section 402. Application of Trust Money	24

ARTICLE FIVE REMEDIES	24

Section 501. Events of Default	24
Section 502. Acceleration of Maturity; Rescission and Annulment	25
Section 503. Collection of Indebtedness and Suits For Enforcement By Trustee	26

i	Exhibit 4.3

ARTICLE SIX THE TRUSTEE	31

ARTICLE SEVEN HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY	37

Section 701. Company to Furnish Trustee Names and Addresses of Holders	37
Section 702. Preservation of Information; Communications to Holders	37
Section 703. Reports By Trustee	38
Section 704. Reports By Company	38

ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER	39

Section 801. Company May Consolidate, Etc., Only On Certain Terms	39
Section 802. Successor Corporation Substituted	39
Section 803. Evidence to Be Furnished Trustee	40

ARTICLE NINE SUPPLEMENTAL INDENTURES	40

ii	Exhibit 4.3
ARTICLE TEN COVENANTS	42

Section 1001. Payment of Principal, Premium and Interest	42
Section 1002. Maintenance of Office or Agency	42
Section 1003. Money For Security Payments to Be Held In Trust; Appointment of Paying Agent	43
Section 1004. Statement As to Default	44
Section 1005. Corporate Existence	44
Section 1006. Waiver of Certain Covenants	44
Section 1007. Calculation of Original Issue Discount	44

ARTICLE ELEVEN REDEMPTION OF SECURITIES	44

Section 1101. Right of Redemption	44
Section 1102. Applicability of Article	45
Section 1103. Election to Redeem; Notice to Trustee	45
Section 1104. Selection By Trustee of Securities to Be Redeemed	45
Section 1105. Notice of Redemption	45
Section 1106. Deposit of Redemption Price	46
Section 1107. Securities Payable On Redemption Date	46
Section 1108. Securities Redeemed In Part	46

ARTICLE TWELVE SINKING FUND	47

Section 1201. Sinking Fund Payments	47
Section 1202. Satisfaction of Sinking Fund Payments With Securities	47
Section 1203. Redemption of Securities For Sinking Fund	47

ARTICLE THIRTEEN DEFEASANCE AND COVENANT DEFEASANCE	48

Section 1301. Defeasance	48
Section 1302. Covenant Defeasance	48
Section 1303. Conditions to Defeasance or Covenant Defeasance	48
Section 1304. Application of Funds	49
Section 1305. Reinstatement	49

ARTICLE FOURTEEN SUBORDINATION	50

Section 1401. Applicability of Article	50
Section 1402. Securities Subordinated to Senior Indebtedness	50
Section 1403. Disputes with Holders of Certain Senior Indebtedness	52
Section 1404. Subrogation	52
Section 1405. Obligation of Company Unconditional	53
Section 1406. Payments on Securities Permitted	53
Section 1407. Effectuation of Subordination by Trustee	53
Section 1408. Knowledge of Trustee	53
Section 1409. Trustee May Hold Senior Indebtedness	54
Section 1410. Rights of Holders Senior Indebtedness Not Impaired	54
Section 1411. Trust Moneys Not Subordinated	54
Section 1412. Article Applicable to Paying Agent	54
Section 1413. Trustee; Compensation Not Prejudiced	54
Section 1414. Trustee Not Fiduciary for Holders of Senior Indebtedness	55

iii	Exhibit 4.3
ARTICLE FIFTEEN CONVERSION OF SECURITIES	55

Section 1501. Applicability of Article	55
Section 1502. Exercise of Conversion Privilege	55
Section 1503. No Fractional Shares	56
Section 1504. Adjustment of Conversion Price	56
Section 1505. Notice of Certain Corporate Actions	57
Section 1506. Reservation of Shares of Common Stock	57
Section 1507. Payment of Certain Taxes Upon Conversion	57
Section 1508. Nonassessability	58
Section 1509. Provision in Case of Consolidation, Merger or Sale of Assets	58
Section 1510. Duties of Trustee Regarding Conversion	58
Section 1511. Repayment of Certain Funds Upon Conversion	59

ARTICLE SIXTEEN IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS	59

Section 1601. Indenture and Securities Solely Corporate Obligations	59

iv	Exhibit 4.3

        THIS INDENTURE, dated as of ______________ ____, 2003, is between GARDNER DENVER, INC., a Delaware corporation (hereinafter called the “Company”) having its principal office at 1800 Gardner Expressway, Quincy, Illinois 62301, and BNY Midwest Trust Company (hereinafter called the “Trustee”) having its principal office at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

RECITALS OF THE COMPANY

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured, senior subordinated notes, debentures or other evidences of indebtedness (collectively, the “Securities”), to be issued from time to time in one or more series (a “Series”) as provided in this Indenture and as shall be provided, in respect of any Series, in or pursuant to the Authorizing Resolution hereinafter referred to and in the indenture supplemental hereto (if any) relating to such Series.

        All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

      NOW THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities from time to time by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.    Definitions

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

(4) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        “Act” when used with respect to any Holder has the meaning specified in Section 104.

        “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

        “Authenticating Agent” means the Trustee or other Person designated by the Company from time to time, on written notice to the Trustee, to authenticate and deliver Securities of one or more Series pursuant to Section 303.

Exhibit 4.3

        “Authorizing Resolution” means a Board Resolution providing for the issuance of a Series of Securities, which is to be delivered to the Trustee pursuant to Section 303 hereof.

        “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

        “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or pursuant to authority granted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the city in which the Corporate Trust Office and the Paying Agent are located are authorized or obligated by law or executive order to be closed.

        “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

        “Common Stock” includes any stock of any class of the Company, which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company; provided, however, subject to the provisions of Section 1509, shares issuable upon conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, further that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

        “Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman, the President or a Vice President of the Company (any reference to a Vice President of the Company herein to be deemed also to include any Vice President of the Company designated by a number or a word or words added before or after such title), and also by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary, and delivered to the Trustee and to the Authenticating Agent, if any, in respect of the Series to which the Company Order shall relate.

        “Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

        “Defaulted Interest” has the meaning specified in Section 307.

        “Depositary” means, with respect to any Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary”, as used with

2	Exhibit 4.3

respect to the Securities of any such Series, shall mean or include the Depositary with respect to the Global Securities of that Series.

        “Designated Senior Indebtedness” means the Company's obligations under any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

        “Extendible Securities” means Securities of any Series issued hereunder the final maturity of which is extendible for a stated period of time, as shall be provided in, or pursuant to, the Authorizing Resolution and supplemental indenture (if any) relating to such Series.

        “Event of Default” has the meaning specified in Section 501.

        “Global Security” means a registered Security evidencing all or part of a Series of Securities, issued to the Depositary for such Series in accordance with Section 303, and bearing the legend prescribed in Section 303.

        “Holder” means a Person in whose name a Security is registered in the Security Register.

        “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the forms and terms of particular Series of Securities established as contemplated hereunder.

        “Interest” means, when used with respect to non-interest-bearing Securities, interest payable after Maturity.

        “Interest Payment Date” means, for any Series of Securities issued and outstanding hereunder, the date or dates in each year on which any interest on such Series shall become due and payable, as therein or herein provided.

        “Maturity” when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

        “Maturity Date” means the date specified in each Security on which the principal thereof is due and payable in full.

        “Officers’ Certificate” means a certificate signed by the Chairman, the Chief Executive Officer, the President or any Vice President of the Company (any reference to a Vice President of the Company to be deemed also to include any Vice President of the Company designated by a number or a word or words added before or after such title), and also by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

        “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company or other counsel. Each such opinion shall include the statements provided for in Section 102, if and to the extent required by the provisions thereof.

3	Exhibit 4.3

        “Original Issue Date” means the date on which a Security is issued to the original purchaser thereof, as specified in such Security.

        “Original Issue Discount Securities” means Securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502.

        “Outstanding” when used with respect to Securities, or Securities of any particular Series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities paid pursuant to Section 306; and

(iv) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of such Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount that would be due and payable as of the date of determination upon a declaration of acceleration thereof pursuant to Section 502 and (b) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

        “Paying Agent” means, with respect to any Series of Securities, any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any such Securities on behalf of the Company.

        “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

        “Redeemable Securities” means Securities of any Series which may be redeemed, at the option of the Company, prior to the Stated Maturity thereof, on the terms specified in or pursuant to the provisions of

4	Exhibit 4.3

such Security and the Authorizing Resolution relating to such Series and in accordance with Article Eleven herein.

        “Redemption Date” when used with respect to any Security of any Series to be redeemed means the date fixed for such redemption by or pursuant to the provisions of such Security, this Indenture and the Authorizing Resolution and supplemental indenture (if any) relating to such Security.

        “Redemption Price” when used with respect to any Security of any Series to be redeemed means the price at which it is to be redeemed pursuant to the provisions of such Security, this Indenture and the Authorizing Resolution and supplemental indenture (if any) relating to such Security.

        “Regular Record Date” means, for the interest payable on any Interest Payment Date in respect of any Series of Securities, except as provided in, or pursuant to, the Authorizing Resolution and supplemental indenture (if any) relating thereto, the fifteenth day (whether or not a Business Day) of the calendar month next preceding the month during which such Interest Payment Date occurs.

        “Responsible Officer” when used with respect to the Trustee or an Authenticating Agent means any Vice President (whether or not designated by a number or a word or words added before or after the title “Vice President”), the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Senior Trust Officer or Trust Officer, or any other officer of the Trustee or such Authenticating Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        “Securities” means the securities of the Company to be issued from time to time hereunder.

        “Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

        “Senior Indebtedness” means with respect to any series of Securities, unless otherwise specified pursuant to Section 301 with respect thereto, the principal of, and premium, if any, and interest on and any other payment in respect of indebtedness due pursuant to any of the following, including any interest accrued after the commencement of any bankruptcy proceeding (if allowed), whether outstanding at the date of execution of this Indenture or thereafter incurred, created or assumed: (i) all indebtedness of the Company evidenced by notes, debentures, bonds or other securities sold by the Company for money, (ii) all other obligations for money borrowed, including, without limitation, any amounts borrowed pursuant to the Amended and Restated Credit Agreement, Dated as of March 6, 2002, among the Company, Bank One, NA, U.S. Bank National Association and certain other parties, (iii) all indebtedness of others of the kinds described in the preceding clauses (i) and (ii) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise, and (iv) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (i), (ii) or (iii), unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same by its terms provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with such Securities.

        “Senior Subordinated Securities” has the meaning specified in Section 1401.

        “Series” means, with respect to Securities issued hereunder, the Securities issued pursuant to any particular Authorizing Resolution, subject to the right of the Board of Directors to specify in such Authorizing Resolution that such Securities shall constitute more than one Series.

        “Sinking Fund” means, with respect to any Sinking Fund Securities, a sinking fund provided for in Article Twelve.

        “Sinking Fund Securities” means Securities of any Series which are required to be redeemed from time to time prior to the Stated Maturity thereof in whole or in part under a Sinking Fund, on the terms

5	Exhibit 4.3

specified in the Authorizing Resolution relating to such Series and in accordance with Article Twelve herein.

        “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

        “Stated Maturity” when used with respect to any Security or any installment of interest thereon means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

        “Subsidiary” means any corporation of which more than 50% of the issued and outstanding stock entitled to vote for the election of directors (otherwise than by reason of default in dividends or other contingency) is at the time owned directly or indirectly by the Company and/or one or more Subsidiaries.

        “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean and include the Person, or each Person, who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

        “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this instrument was executed, except as provided in Section 905.

        “Yield to Maturity” means, with respect to any Series of Securities, the yield to maturity thereof, calculated at the time of issuance thereof, or, if applicable, at the most recent redetermination of interest thereon, and calculated in accordance with accepted financial practice.

Section 102.    Compliance Certificates and Opinions

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 1004) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3)      a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.    Form of Documents Delivered to Trustee

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to

6	Exhibit 4.3

other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.    Acts of Holders

         (a)   Any request, demand, authorization, direction, notice, consent, waiver, vote or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b)    The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

         (c)   The ownership of Securities shall be proved by the Security Register.

         (d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (e)    The record date for determining which Holders may act hereunder is the later of the 30th day prior to the first solicitation of Holders relating to such act or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 701 prior to such first solicitation, provided, that so long as the Trustee is the Security Registrar, such record date shall be the 30th day prior to such first solicitation.

Section 105.    Notices, Etc., to Trustee and Company

        Except as provided in Section 501, any request, demand, authorization, direction, notice, consent, or waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

    (1)        the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (by original or facsimile copy) to or with the Trustee at its Corporate Trust Office, or

7	Exhibit 4.3

    (2)        the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in Section 501 (4)), if in writing and mailed, first class postage prepaid, to the Company, to the attention of the Secretary, and a copy thereof to the attention of the Treasurer, addressed to it at the address of the principal office of the Company specified in the first paragraph of this instrument or at such other address as shall have been furnished in writing to the Trustee by the Company for this purpose.

Section 106.    Notices to Holders; Waiver

        Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears on the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 107.    Conflict With Trust Indenture Act

        If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by any of the provisions of TIA, such provision so required or deemed to be included herein shall control.

Section 108.    Effect of Headings and Table of Contents

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.    Successors and Assigns

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110.   Separability Clause

        In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111.    Benefits of Indenture

        Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112.    Governing Law

        This Indenture shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws.

8	Exhibit 4.3

Section 113.    Legal Holidays

        In any case where any Interest Payment Date, Redemption Date, Stated Maturity of any Security, or the last date on which a Holder has the right to convert a Security at a particular conversion price, or any date on which any Defaulted Interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) or, if applicable to a particular series of Securities, conversion, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, at the Stated Maturity, or on the last day for such conversion, or on the date on which the Defaulted Interest is proposed to be paid, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity or on the last day for such conversion, or date for the payment of Defaulted Interest, as the case may be.

Section 114.    Act of Holders When Securities Are Denominated In Different Currencies

        Whenever any action or Act is to be taken hereunder by the Holders of two or more Series of Securities denominated in different currencies, then, for the purposes of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in a currency other than United States dollars shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for such currency as determined by the Company or by an authorized exchange rate agent and evidenced to the Trustee by an Officers’ Certificate as of the date the taking of such action or Act by the Holders of the requisite percentage in principal amount of the Securities is evidenced to the Trustee. An exchange rate agent may be authorized in advance or from time to time by the Company, and may be the Trustee or its Affiliate. Any such determination by the Company or by any such exchange rate agent shall be conclusive and binding on all Holders and the Trustee, and neither the Company nor such exchange rate agent shall be liable therefor in the absence of bad faith.

Section 115.    Monies of Different Currencies to Be Segregated

        The Trustee shall segregate monies, funds, and accounts held by the Trustee hereunder in one currency from any monies, funds or accounts in any other currencies, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

Section 116.    Payment to Be In Proper Currency

        Each reference in any Security, or in the Authorizing Resolution relating thereto, to any currency shall be of the essence. In the case of any Security denominated in any currency (the “Required Currency”) other than United States dollars, except as otherwise provided therein or in the related Authorizing Resolution, the obligation of the Company to make any payment of principal, premium or interest thereon shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor. The Company hereby waives any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee, is less than the full amount of Required Currency then due and payable.

9	Exhibit 4.3

ARTICLE TWO
SECURITY FORMS

Section 201.    Forms Generally

        The Securities of each Series and the certificate of authentication thereon shall be in substantially the forms set forth in this Article or in such other forms, including the form of one or more Global Securities, as shall be specified in, or pursuant to, the Authorizing Resolution or in the indenture supplemental hereto (if any) relating to such Series, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or the said Authorizing Resolution or supplemental indenture, and they may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

        The definitive Securities of each Series shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, or, if they shall not be listed on any securities exchange, in any other manner consistent herewith, all as shall be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 202.    Form of Face of Security

        [The following is to be included if the Security is an Original Issue Discount Security:]

        [[FOR PURPOSES OF SECTION 1273 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE PRICE OF THIS SECURITY IS % OF ITS PRINCIPAL AMOUNT AND ITS ISSUE DATE IS      ,    ]

GARDNER DENVER, INC. [title of Security]	CUSIP NO. ______

Rate of Interest	Maturity Date	Original Issue Date
.....................		No .................

        GARDNER DENVER, INC., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, the sum of on the Maturity Date shown above, and to pay interest thereon, at the annual rate of interest shown above, from the Original Issue Date shown above or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, payable semi-annually on and _________ of each year and at maturity (an “Interest Payment Date”), commencing on the first such date after the Original Issue Date, except that if the Original Issue Date is on or after a Regular Record Date (which term, as well as all other capitalized terms used herein, shall have the meanings assigned in the Indenture referred to on the reverse hereof unless otherwise indicated) but before the next Interest Payment Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date.

[provision specifying the manner in which interest shall be calculated]

[reference to currency[ies] of payment and currency exchange arrangements, if applicable]

10	Exhibit 4.3

        The interest payable hereon, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this [name of Security] (or one or more Predecessor [name of Series]) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day of the calendar month (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this [name of Security] (or one or more Predecessor [name of Series]) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of [name of Series] not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the [name of Series] may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this [name of Security] will be made at the office or agency of the Company maintained for that purpose in [The Borough of Manhattan, The City of New York or other place of payment], in [reference to United States dollars or other currency of payment]; provided, however, that payment of interest, other than interest due on a Maturity Date, may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. [Include the following, if applicable:] Payments on the Maturity Date will be made in immediately available funds against presentment of this [name of Security].

        Reference is hereby made to the further provisions of this [name of Security] set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by _____________________, the Trustee under the Indenture, or its successor thereunder, or by another Authenticating Agent appointed pursuant to the Indenture, by the manual signature of one of its authorized signatories this [name of Security] shall not be entitled to any benefit under the Indenture, nor be valid or obligatory for any purpose.

        In Witness Whereof, the Company has caused this instrument to be duly executed.

Dated ________________________

GARDNER DENVER, INC.

By:
[title of Company Officer]

Attest:

_________________

      [Assistant] Secretary

Section 203.    Form of Reverse of Security

        This [name of Security] is one of a duly authorized issue of [name of Securities] of the Company designated as its [title of Series] (herein called the “[name of Series]”), issued and to be issued under a Senior Subordinated Indenture dated as of _________, 2003 (herein called the “Indenture”), between the

11	Exhibit 4.3

Company and ____________________, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and under [reference to Authorizing Resolution and/or supplemental indenture relating to the Series] to which Indenture, [reference to Authorizing Resolution and/or supplemental indenture] and all [further] indentures supplemental thereto reference is hereby made for the definition of certain terms used herein, for a statement of the respective rights thereunder of the Company, the Trustee, the Holders of the Senior Indebtedness and the Holders of the [name of Series], and for the terms upon which the [name of Series] are, and are to be, authenticated and delivered. This [name of Series] is one of a series of securities issued or to be issued by the Company under the Indenture, limited in aggregate principal amount to _________. The Indenture provides that the Securities of the Company referred to therein (“Securities”), including the [name of Series], may be issued in one or more Series, which different Series may be issued in such principal amounts and on such terms (including, but not limited to, terms relating to interest rate or rates, provisions for determining such interest rate or rates and adjustments thereto, maturity, redemption (optional and mandatory), Sinking Fund, covenants and Events of Default) as may be provided in or pursuant to the Authorizing Resolutions (as defined in the Indenture) relating to the several Series.

        [The following to be included if the Securities are not redeemable prior to maturity.]

        This [name of Security] may not be redeemed prior to its Maturity Date.

        [The following paragraph, or other appropriate redemption provisions, to be included if the Securities are Redeemable Securities:]

        The [name of Series] are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, [the following clause to be included if there is a Sinking Fund:] [(1) on [annual Sinking Fund Redemption Date] in each year commencing with the year [year of first Sinking Fund payment] through operation of the Sinking Fund at a Redemption Price equal to their principal amount and (2)] [at any time] in whole or in part, at the election of the Company at a Redemption Price equal to the percentage set forth below of the principal amount to be redeemed for the respective twelve-month periods beginning [] of the years indicated:

      [Schedule of Redemption Prices]

        and thereafter at 100% of the principal amount thereof, together in each case with accrued interest to the Redemption Date.

        [The following paragraph, or other appropriate Sinking Fund provision, to be included if there is a Sinking Fund for the Series:]

        The Sinking Fund provides for the redemption on [first Sinking Fund Redemption Date] and on [annual Sinking Fund Redemption Date] in each year thereafter through [year of final Sinking Fund date] of not less than [minimum required Sinking Fund redemption amount] principal amount nor more than [maximum permitted Sinking Fund redemption amount] principal amount of [name of Series]. [name of Series] purchased, acquired or redeemed by the Company otherwise than by redemption through the Sinking Fund may be credited against subsequent Sinking Fund requirements.

        [The following paragraph to be included if the Securities are Redeemable Securities or Sinking Fund Securities:]

        In the event of redemption of this [name of Security] in part only, a new [name of Security] or [name of Series] for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

        [The following paragraph to be included if the Securities are not Original Issue Discount Securities:]

        If an Event of Default, as defined in the Indenture and in the Authorizing Resolution and supplemental indenture (if any) relating to the [name of Series] (if there shall be any additional Events of

12	Exhibit 4.3

Default specified in respect of the [name of Series]), shall occur and be continuing, the principal of all the [name of Series] may be declared due and payable in the manner and with the effect provided in the Indenture.

        [If the Securities are Original Issue Discount Securities, insert schedule as to amounts which are payable on acceleration under Section 502 and provable in bankruptcy under Section 504(i) from time to time.]

        The indebtedness represented by the Securities of this series is, to the extent and in the manner set forth in the Indenture, expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, with respect to this series, and this Security is issued subject to such provisions, and each Holder of this Security, by acceptance thereof, agrees to and shall be bound by such provisions and authorizes and directs the Trustee in his, her or its behalf to take such actions as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and appoints the Trustee his, her or its attorney-in-fact, as the case may be, for any and all such purposes.

        [The following paragraph to be included if the Securities are convertible:]

        The [name of Security] are convertible into fully paid and nonassessable shares of Common Stock of the Company, to the extent and in the manner set forth in the Indenture, at the conversion rate of [conversion rate] per $1,000 principal amount of [name of Security], subject to adjustment, upon submission to the Company of such [name of Security] and a fully executed notice of conversion.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the [name of Series] under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities affected thereby, voting as a single class (which may include the [name of Series]), at the time Outstanding, as defined in the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this [name of Security] shall be conclusive and binding upon such Holder and upon all future Holders of this [name of Security] and of any [name of Security] issued on transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this [name of Security].

        No reference herein to the Indenture and no provision of this [name of Security] or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this [name of Security] at the times, place, and rate, and in the currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this [name of Security] is registrable on the Security Register of the Company, upon surrender of this [name of Security] for registration of transfer at the office or agency of the Company provided for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new [name of Series], of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The [name of Series] are issuable only as registered [name of Series] without coupons in denominations of [currency and minimum denomination] and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, [name of Series] are exchangeable for a like aggregate principal amount of [name of Series] of a different authorized denomination, as requested by the Holder surrendering the same.

13	Exhibit 4.3

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment for registration of transfer of this [name of Security], the Company, the Trustee and any agent of the Company may treat the Person in whose name this [name of Security] is registered as the owner hereof for all purposes whether or not this [name of Security] be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      [Reference to Foreign Currencies]

        No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this [name of Security], or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

Section 204.    Form of Legend for Global Securities

        Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Section 205.    Form of Trustee’s Certificate of Authentication

        This is one of the [name of Series] referred to in the within-mentioned Indenture.

Dated ________________________

_____________, as Trustee [reference to Authenticating Agent, if any]

By:
Authorized Signatory

Section 206.    Form of Conversion Notice

        Conversion notices shall be in substantially the following form:

To Gardner Denver, Inc.:

14	Exhibit 4.3

        The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day), this notice is accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Principal Amount to be Converted
(in an integral multiple of $1,000, if less than all)

U.S. $_____________

Dated: ______________

Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guaranty

        Fill in for registration of shares of Common Stock and Security if to be issued otherwise than to the registered Holder.

(Name)	Social Security or Other Taxpayer Identification Number

(Address)

Please print Name and Address (including zip code number)

[The above conversion notice is to be modified, as appropriate, for conversion into other securities or property of the Company.]

15	Exhibit 4.3

ARTICLE THREE
THE SECURITIES

Section 301.    Title and Terms

        The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

        The Securities may be issued in one or more Series. The terms of each Series shall be as provided in an Authorizing Resolution or supplemental indenture or shall be determined in the manner specified therein. The terms to be specified in respect of each Series in the Authorizing Resolution or supplemental indenture, or by such person and/or procedures as shall be provided therein, shall include the following:

(1) The title of the Securities (including Cusip numbers, if available), of such Series, which shall distinguish such Series from all other Series;

        (2)    The aggregate principal amount of the Securities of such Series which may be authenticated and delivered under this Indenture (except for Securities of such Series authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1108, or additional Securities of such Series which may be authorized as described in paragraph 14 below );

        (3)    The date or dates on which the principal and premium, if any, of the Securities of such Series is payable, and, if the Series shall be Extendible Securities, the terms on which the Company or any other Person shall have the option to extend the Maturity of such Securities and the rights, if any, of the Holders to require payment of the Securities;

        (4)    The rate or rates at which the Securities of such Series shall bear interest, if any (whether floating or fixed), the provisions, if any, for determining such interest rate or rates and adjustments thereto, the date or dates from which such interest shall accrue, the Interest Payment Dates therefor and the Regular Record Dates (if different from those provided in the form of Security herein set forth) for the determination of Holders of the Securities of such Series to whom interest is payable;

(5) The place or places where the principal of, or premium, if any, and interest on Securities of such Series shall be payable (if other than as provided in Section 1002);

        (6)    The price or prices at which, the period or periods within which and the terms and conditions upon which the Securities of such Series may be redeemed, in whole or in part, at the option of the Company, pursuant to a Sinking Fund or otherwise;

        (7)    The obligation, if any, of the Company to redeem, purchase or repay Securities of such Series, in whole or in part, pursuant to a Sinking Fund or otherwise or at the option of a Holder thereof, and the price or prices at which, the period or periods within which and the terms and conditions upon which such redemption, purchase or repayment shall be made;

        (8)    Any Events of Default with respect to the Securities of such Series which may be in addition to those provided herein, and any covenants or obligations of the Company to the Holders of the Securities of such Series in addition to those set forth herein;

        (9)    If less than 100% of the principal amount of the Securities of such Series is payable on acceleration under Section 502 or provable in bankruptcy under Section 504(i) at any time, a schedule of or the manner of computing the amounts which are so payable and provable from time to time;

(10) The form of the Securities of such Series (which may be, but which need not be, consistent with the form set forth in Article Two hereof), including whether the Securities of

16	Exhibit 4.3
the Series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Securities;

(11) If other than United States dollars, the currency(ies) in which payment of the principal of (and premium, if any) or interest, if any, on the Securities of that Series shall be payable;

        (12)    If the principal of (and premium, if any) or interest, if any, on the Securities of that Series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

        (13)    If the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of the Series may be determined with reference to a currency, currency unit, commodity or financial or non-financial index or indices, the manner in which such amounts shall be determined;

        (14)    Whether additional Securities may be authenticated and delivered under the Indenture which shall constitute a part of the same Series (in which event, such additional Securities shall have the same interest date, the same date from which interest accrues, the same maturity date and the same “Cusip” numbers (if any), and which shall otherwise have the same payment terms as the Securities initially issued as such Series;

(15) If applicable, the terms of any right to convert Securities of the series into shares of Common Stock of the Company or other securities or property; and

(16) Any other or different terms of the Securities of such Series.

        All Securities of any one Series shall be substantially identical in form except as to denomination and except as may be otherwise provided in and pursuant to the Authorizing Resolutions or supplemental indenture (if any) relating thereto.

Section 302.   Denominations

        Unless otherwise provided by Section 301 in connection with the issuance of Global Securities, the Securities of each Series may be issued only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, or in such other currencies or denominations as may be specified in, or pursuant to, the Authorizing Resolution relating to the Series.

Section 303.    Execution, Authentication, Delivery and Dating

        The Securities shall be executed on behalf of the Company by its Chairman, its Chief Executive Officer, its President or one of its Vice and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

        Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series executed by the Company to the Authenticating Agent, together with a Company Order for the authentication and delivery of such Securities. The Company Order may provide that the Securities which are the subject thereof shall be authenticated and delivered by the Authenticating Agent upon the telephonic, written or other order of Persons designated in the Company Order, and that such Persons are authorized to specify the terms and conditions of such Securities, to the extent permitted by the Authorizing Resolution relating thereto. The Trustee shall execute and deliver the supplemental indenture (if any) relating to said Securities and the Authenticating Agent shall authenticate

17	Exhibit 4.3

and make available for delivery said Securities as specified in such Company Order; provided, that, prior to authentication and delivery of the first Securities of any Series, the Trustee and the Authenticating Agent shall have received:

(1) A copy of the Authorizing Resolution, with a copy of the form of Security approved thereby attached thereto;

(2) A supplemental indenture in respect of the issuance of the Series, if called for by the terms of the Authorizing Resolution in respect thereof, executed on behalf of the Company;

        (3)    An Officers’ Certificate to the effect that the Securities of such Series comply or will comply with the requirements of this Indenture and the said Authorizing Resolution and supplemental indenture (if any);

        (4)    An Opinion of Counsel (a) to the effect that (i) the Securities of such Series, the Authorizing Resolution and the supplemental indenture (if any) relating thereto comply or will comply with the requirements of this Indenture, (ii) the Securities of such Series, when authenticated and delivered by the Authenticating Agent in accordance with the said Company Order, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to (A) bankruptcy and other laws affecting creditors’ rights generally as in effect from time to time, (B) limitations of generally applicable equitable principles and (C) other exceptions as are necessary; and (b) relating to such other matters as may reasonably be requested by the Trustee or its counsel; and

        (5)    If the Securities to be issued are Original Issue Discount Securities, an Officers’ Certificate setting forth the Yield to Maturity for the Securities or other information sufficient to compute amounts due on acceleration, or specifying the manner in which such amounts are to be determined, provided that such Yield to Maturity and other facts are not specified in the form of the Securities.

        If the Company shall establish pursuant to Section 301 that the Securities of a Series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Authenticating Agent shall, in accordance with this Section and the Company Order with respect to such Series, authenticate and make available for delivery one or more Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such Series to be represented by one or more Global Securities, (ii) shall be registered in the name of the Depositary for such Global Security of Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

        Each Depositary designated pursuant to Section 301 for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

        Subject to Section 601 hereof, the Authenticating Agent and the Trustee shall be fully protected in relying upon the documents delivered to it as provided above in connection with the issuance of any Series of Securities.

        The Authenticating Agent shall have the right to decline to authenticate and deliver any Securities under this Section if the Authenticating Agent, being advised by counsel, determines that such action may not lawfully be taken or if the Authenticating Agent in good faith by a committee of its Responsible Officers shall determine that such action would expose the Authenticating Agent to liability to Holders of previously issued and Outstanding Securities.

18	Exhibit 4.3

        Each Security shall be dated the date of its authentication unless otherwise specified in the Authorizing Resolution relating thereto.

        No Security shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by the manual signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 304.    Temporary Securities

        Pending the preparation of definitive Securities of any Series, the Company may execute, and upon compliance with the requirements of Section 303 the Authenticating Agent shall authenticate and make available for delivery temporary Securities, which may be printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

        If temporary Securities of any Series are issued, the Company shall thereafter cause definitive Securities for such Series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities, at the office or agency of the Company provided for that purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Authenticating Agent shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 305.   Registration, Registration of Transfer and Exchange

        The Company shall cause to be kept a register at one of its offices or agencies maintained pursuant to Section 1002 (herein referred to as the “Security Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Securities and the registration of transfers of Securities. At all reasonable times the Security Register shall be open for inspection by the Trustee. The Security Register shall be kept at the said office or agency, and said office or agency is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. If the Security Registrar shall not be the Authenticating Agent in respect of any Series, the Company shall promptly notify the Security Registrar as to the amounts and terms of each Security of such Series which shall be authenticated and delivered hereunder, and as to the names in which such Securities shall be registered.

        Upon surrender for registration of transfer of any Security at the office or agency of the Company provided for that purpose, the Company shall execute, and the Authenticating Agent shall authenticate and make available for delivery in the name of the designated transferee or transferees, one or more new Securities of the same Series and Stated Maturity of a like aggregate principal amount.

        Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities of a Series may not be transferred except as a whole by the Depositary for such Series or to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Series or a nominee of such successor Depositary.

19	Exhibit 4.3

        At the option of the Holder, Securities of any Series (other than a Global Security, except as set forth below) may be exchanged for other Securities of the same Series of any authorized denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Authenticating Agent shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

        If at any time the Depositary for any Securities of a Series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such Series or if at any time the Depositary for the Securities of such Series shall no longer be eligible under Section 303, the Company shall appoint a successor Depositary eligible under Section 303, with respect to the Securities of such Series. If a successor Depositary eligible under Section 303 for the Securities of such Series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 301(10) that the Securities of such Series be represented by one or more Global Securities shall no longer be effective with respect to the Securities of such Series and the Company shall execute and the Authenticating Agent, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such Series, shall authenticate and make available for delivery, Securities of such Series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Series in exchange for such Global Security or Securities.

        The Company may at any time and in its sole discretion determine that the Securities of any Series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company shall execute, and the Authenticating Agent, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such Series, shall authenticate and make available for delivery Securities of such Series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Series in exchange for such Global Security or Securities.

        If specified by the Company pursuant to Section 301 with respect to a Series of Securities represented by a Global Security, the Depositary for such Global Securities may surrender a Global Security for such Series of Securities in exchange in whole or in part for Securities of such Series in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Authenticating Agent shall authenticate and make available for delivery without service charge:

    (i)        to each Person specified by such Depositary a new Security or Securities of the same Series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

    (ii)        to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered pursuant to clause (i) above.

        In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Authenticating Agent will authenticate and make available for delivery Securities in definitive registered form in authorized denominations.

        Upon the exchange of a Global Security for Securities in definitive registered form, such Global Security shall be cancelled by the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

20	Exhibit 4.3

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

        Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1108 not involving any transfer.

        The Company shall not be required (i) to issue, register the transfer of or exchange any Security of any Series during a period beginning at the opening of the day which is 15 Business Days before the day of the mailing of a notice of redemption of Securities of such Series selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

Section 306.   Mutilated, Destroyed, Lost and Stolen Securities

        If (i) any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Authenticating Agent shall authenticate and make available for delivery in exchange for, or in lieu of, any such mutilated, destroyed, lost or stolen Security, a new Security of like tenor, Series and principal amount, bearing a number not assigned to any Security of the same Series then outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the indebtedness represented by such Security.

        Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same Series duly issued hereunder.

        The provisions of this Section are exclusive and (to the extent lawful) shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307.   Payment of Interest; Interest Rights Preserved

        Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, on the Securities of any Series, shall be paid to the Persons in whose names the Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest.

21	Exhibit 4.3

        Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder, as such, on the Regular Record Date for such payment; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

    (1)        The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount of such Defaulted Interest proposed to be paid or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such Series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the said Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

    (2)        The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of such Series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

        Subject to the provisions of Section 1502, in the case of any Security (or any part thereof) which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security the principal of (or premium, if any, on) which shall become due and payable, whether at Stated Maturity or by declaration of acceleration prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or any one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence or in Section 1502, in the case of any Security (or any part thereof) which is converted, interest whose Stated Maturity is after the date of conversion of such Security (or such part thereof) shall not be payable.

22	Exhibit 4.3

Section 308.   Persons Deemed Owners

        Prior to due presentment for registration of transfer of any Security, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

        None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 309.    Cancellation

        All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered and any Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by the Trustee and all Securities of any Series delivered to the Trustee for credit against any Sinking Fund payment in respect of such Series pursuant to Section 1202 shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in its customary manner.

Section 310.    CUSIP Numbers

        The Company in issuing the Securities may use “Cusip” numbers (if then generally in use), and, if so, the Trustee shall use “Cusip” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the Cusip numbers.

ARTICLE FOUR
SATISFACTION AND DISCHARGE

Section 401.    Satisfaction and Discharge of Indenture

        This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, and except as otherwise provided in the Authorizing Resolution in respect of any Series), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

        (1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter

23	Exhibit 4.3
repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

(3) the Company has delivered to the Trustee a Company Order setting forth its election that this Indenture shall be discharged; and

        (4)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 shall survive such satisfaction and discharge.

Section 402.    Application of Trust Money

        All money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for payment of which such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE
REMEDIES

Section 501.    Events of Default

        “Event of Default” wherever used herein means, with respect to any Series of Securities, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless it is either inapplicable to a particular Series or it is specifically deleted or modified in the Authorizing Resolution and/or supplemental indenture (if any) in respect of the Series, and any other events which may be

24	Exhibit 4.3

specified as Events of Default in the Authorizing Resolution and/or supplemental indenture (if any) in respect of such Series:

        (1)    default in the payment of any installment of interest upon any Security of such Series when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment is prohibited by Article Fourteen; or

(2) default in the payment of the principal of (or premium, if any, on) any Security of such Series at its Maturity, whether or not such payment is prohibited by Article Fourteen; or

(3) default in the deposit of any Sinking Fund installment in respect of such Series, when and as payable by the terms of Section 1201 hereof; or

        (4)    default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than (a) a covenant or warranty relating exclusively to another Series of Securities issued hereunder and (b) a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities of such Series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) default in the payment of, or the acceleration of the maturity of, any indebtedness incurred or guaranteed by the Company in aggregate principal amount in excess of $30,000,000; or

        (6)    the entry of an order for relief under the United States federal bankruptcy laws or the entry of any other decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the United States federal bankruptcy laws or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

        (7)    the commencement by the Company of a voluntary case under the United States federal bankruptcy laws, or the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, an arrangement with creditors or an order for relief under the United States federal bankruptcy laws or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or, to the knowledge of the Trustee, the taking of corporate action by the Company in furtherance of any such action.

Section 502.    Acceleration of Maturity; Rescission and Annulment

        If any one or more of the Events of Default described in clauses (1), (2), (3), (4) or (5) of Section 501 with respect to Securities of any Series shall happen, then, and in each and every such case, during the continuance of any such Event of Default, either the Trustee, by notice in writing to the Company, or the

25	Exhibit 4.3

Holders of at least 25% in principal amount of such Securities then Outstanding, by notice in writing to the Company and to the Trustee, may declare the principal amount (or, if such Securities are Original Issue Discount Securities, such portion of the principal amount as may then be payable on acceleration as provided in the terms thereof) of all such Securities then Outstanding (if not then due and payable) to be immediately due and payable, and upon any such declaration the same shall become and be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding. If any one or more of the Events of Default described in clauses (6) or (7) of Section 501 shall happen, then, and in each and every such case, the principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal amount as may then be payable on acceleration as provided in the terms thereof) of all the Securities then Outstanding (if not then due and payable), shall immediately and automatically become due and payable, without any declaration or other act on the part of the Trustee or any Holder, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

        At any time after such a declaration of acceleration has been made with respect to any Securities and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of such Securities Outstanding (voting as a single class) by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

    (1)        the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue installments of interest on all such Securities,

(B) the principal of (and premium, if any, on) such Securities which have become due otherwise than by such declaration of acceleration and interest thereon from the respective due dates thereof at the respective rates borne by such Securities or, in the case of Original Issue Discount Securities, at rates equal to the respective Yields to Maturity thereof, to the extent that payment of such interest is lawful,

(C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest from the respective due dates thereof at the respective rates borne by such Securities or, in the case of Original Issue Discount Securities, at rates equal to the respective Yields to Maturity thereof, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

      and

        (2)    all Events of Default with respect to such Securities, other than the non-payment of the principal of such Securities which have become due solely by such acceleration, have been cured or waived as provided in Section 513.

        No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.    Collection of Indebtedness and Suits For Enforcement By Trustee

      The Company covenants that if

        (1)    default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for the period of grace, if any, provided for with respect to such payment, or

         (2)    default is made in the payment of the principal of (or premium, if any, on) any Security at its Maturity and such default continues for the period of grace, if any, provided for with respect to such payment,

26	Exhibit 4.3

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of all such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, with interest, to the extent that payment of such interest is lawful, upon the overdue principal (and premium, if any) and installments of interest from the due date thereof at the rate borne by such Securities or, in the case of Original Issue Discount Securities, at a rate equal to the Yield to Maturity thereof, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

        If an Event of Default with respect to an Series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such Securities by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504.    Trustee May File Proofs of Claim

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or its or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

    (i)    to file and prove a claim for the whole amount (or, in the case of Original Issue Discount Securities, such portion of the principal amount thereof as shall then be provable in bankruptcy as specified therein) of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding;

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; or

(iii) to take any and all other actions authorized under the TIA in order to have claims of the Holders and the Trustee allowed in any such proceeding;

and any receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition

27	Exhibit 4.3

affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505.    Trustee May Enforce Claims Without Possession of Securities

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506.    Application of Money Collected

        Any money collected by the Trustee pursuant to this Article with respect to the Securities of an Series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities of such Series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee and its agents and counsel under Section 607;

SECOND: In case the principal of the Securities in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such Series in default in the order of the maturity of the installments of such interest, with interest (to the extent that payment of such interest is lawful and such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) applicable to such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such Series for principal and interest, with (to the extent that payment of such interest is lawful and such interest has been collected by the Trustee) interest upon the overdue principal, and upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) applicable to the Securities of such Series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such Series, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such Series over any other Security of such Series, ratably to the aggregate of such principal and accrued and unpaid interest.

FOURTH: To the Company

Section 507.    Limitation On Suits

        No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) the Trustee shall have received written notice from such Holder of a continuing Event of Default in respect of such Securities;

(2) the Trustee shall have received a written request from the Holders of not less than 25% in principal amount of the Outstanding Securities of the Series in respect of which the Event of Default

28	Exhibit 4.3
has occurred to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

        (5)    no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities of such Series;

it being understood and intended that no one or more Holders of Securities of any Series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of that Series, or to obtain or to seek to obtain priority or preference over any other Holders of Securities of that Series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of such Series.

Section 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert

        Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date), to convert such Securities in accordance with Article Fifteen to the extent that such right to convert is applicable to such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509.    Restoration of Rights and Remedies

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.    Rights and Remedies Cumulative

        No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.    Delay or Omission Not Waiver

        No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

29	Exhibit 4.3

Section 512.    Control By Holders

        The Holders of a majority in principal amount of the Outstanding Securities of any Series (voting as a single class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee in respect of the Securities of any Series, provided that

        (1)    such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of Holders of Securities of all Series not joining in such direction or, in the opinion of the Trustee, involve the Trustee in personal liability, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513.    Waiver of Past Defaults

        The Holders of not less than a majority in principal amount of the Outstanding Securities of any Series may on behalf of the Holders of all such Securities waive any past default on such Series and its consequences, except a default

(1) in the payment of the principal of (or premium, if any) or interest on any Security;

(2) to the extent such right is applicable to such Security, a failure by the Company on request to convert any Security into Common Stock; or

(3) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.    Undertaking For Costs

        All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of all Series (or, if the matter in issue does not relate to all Series of Securities, then the Holders of 10% in principal amount of the Outstanding Securities of all Series to which such issue relates) (treated as a single class), or to any suit instituted by any Holder of any Securities for the enforcement of the payment of the principal of (or premium, if any) or interest on any such Security on or after the respective Stated Maturities expressed therein (or, in the case of redemption, on or after the Redemption Date).

Section 515.    Waiver of Stay or Extension Laws

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or

30	Exhibit 4.3

impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 516.    Exemption From Individual Liability

        No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company or of any successor corporation, or any of the foregoing Persons, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

ARTICLE SIX
THE TRUSTEE

Section 601.    Certain Duties and Responsibilities

       (a)    Except during the continuance of an Event of Default,

        (1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

       (b)    In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

       (c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

31	Exhibit 4.3

        (3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of all Series (voting as a single class) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

        (4)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602.    Notice of Defaults

        Within 60 days after the occurrence of any default hereunder in respect of any Series of Securities, the Trustee shall transmit by mail to all Holders of the Securities of such Series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security or in the payment of any Sinking Fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 501(4) no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 603.    Certain Rights of Trustee

        Except as otherwise provided in Section 601:

        (a)    the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, security or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

        (c)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

        (d)    the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (e)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against

32	Exhibit 4.3
the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

        (f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to make a reasonable examination of the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

        (g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

        (h)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

        (i)    the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

        (j)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

        (k)   in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 604.    Not Responsible For Recitals or Issuance of Securities

        The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605.    May Hold Securities

        The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 608, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606.    Money Held In Trust

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

33	Exhibit 4.3

Section 607.    Compensation and Reimbursement

      The Company agrees

        (1)    to pay to the Trustee from time to time such compensation as shall be agreed in writing from time to time by the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (2)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

        (3)    to fully indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities.

        When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

        The provisions of this Section shall survive the termination of this Indenture.

Section 608.    Disqualification; Conflicting Interests

        The Trustee shall comply with the terms of Section 310(b) of the TIA. There shall be excluded from the terms of Section 310(b) of the TIA this Indenture and all series of debt securities issuable hereunder.

Section 609.    Corporate Trustee Required; Eligibility

        There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610.    Resignation and Removal; Appointment of Successor

       (a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

34	Exhibit 4.3

       (b)    The Trustee may resign at any time with respect to the Securities of any Series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.

       (c)    The Trustee may be removed at any time with respect to the Securities of any Series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such Series, delivered to the Trustee and to the Company. If within 30 days of such removal no successor trustee has been appointed as successor trustee and accepted such appointment, the Trustee may petition at the expense of the Company a court of competent jurisdiction for the appointment of a successor trustee.

       (d)    If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

        (2)    the Trustee for a Series of Securities shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder of such Securities, or

        (3)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee. If within 30 days of such removal or inability to act, no successor trustee has been appointed as successor trustee and accepted such appointment, the Trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

       (e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more Series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those Series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such Series and that any time there shall be only one Trustee with respect to the Securities of any particular Series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any Series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such Series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such Series and supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any Series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.

       (f)    The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any Series and each appointment of a successor Trustee with respect to the Securities of any Series by mailing written notice of such event by first class mail, postage prepaid, to the Holders of Securities of such Series as their names and addresses appear in the Security Register. Each notice shall

35	Exhibit 4.3

include the name of the successor Trustee with respect to the Securities of such Series and the address of its Corporate Trust Office.

Section 611.    Acceptance of Appointment By Successor

       (a)    Every successor Trustee appointed hereunder with respect to all Securities shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607.

       (b)    In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) Series, the Company, the retiring Trustee, upon payment of its charges, and each successor Trustee with respect to the Securities of one or more Series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, subject nevertheless to its lien, if any, provided for in Section 607.

       (c)    Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

       (d)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612.    Merger, Conversion, Consolidation or Succession to Business

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any

36	Exhibit 4.3

further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office in its capacity as Authenticating Agent, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 613.    Trustee’s Application for Instructions from the Company

        Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE SEVEN
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.    Company to Furnish Trustee Names and Addresses of Holders

        The Company will furnish or cause to be furnished to the Trustee

        (a)    semi-annually, not later than March 15 and September 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Securities of each Series as of the preceding March 1 or September 1, respectively, and

        (b)    at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

Section 702.    Preservation of Information; Communications to Holders

        (a)    The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities of each Series contained in the most recent list furnished to the Trustee in respect of such Series as provided in Section 701 and the name and addresses of Holders received by the Trustee in its capacity as Security Registrar (if so acting). The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

        (b)    If three or more Holders of Securities of any Series (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish the Trustee reasonable proof that each such applicant has owned a Security of such Series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such Series with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i) afford such applicants access to the information in respect of such Series preserved at the time by the Trustee in accordance with Section 702(a), or

37	Exhibit 4.3

        (ii)    inform such applicants as to the approximate number of Holders of Securities of such Series whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

        If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of such Series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of said Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

       (c)    Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that neither the Trustee nor the Company shall be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

Section 703.    Reports By Trustee

        (a)    Within 60 days after May 15 of each year commencing with the first such date after the issuance of the first series of Securities hereunder, the Trustee shall transmit by mail to all Holders of Securities of each Series, as their names and addresses appear in the Security Register, a brief report dated as of such May 15, in accordance with and to the extent required by Section 313 of the TIA.

       (b)    A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities of such Series are listed, with the Company, and also with the Commission. The Company will promptly notify the Trustee when the Securities of any Series are listed on any stock exchange.

Section 704.    Reports By Company

      The Company will

        (1)    file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in

38	Exhibit 4.3

respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations (delivery of such reports, information and documents to the Trustee being for informational purposes only and the Trustee’s receipt of such not constituting constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates));

        (2)    file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations (delivery of such reports, information and documents to the Trustee being for informational purposes only and the Trustee’s receipt of such not constituting constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates)); and

        (3)    transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 801.    Company May Consolidate, Etc., Only On Certain Terms

        The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

        (1)    the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

        (2)    immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

        (3)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

        This Section 801 shall not apply to any merger or consolidation in which the Company is the surviving corporation.

Section 802.    Successor Corporation Substituted

        Upon any consolidation or merger, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance,

39	Exhibit 4.3

transfer or lease is made (1) shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and (2) in case of any such conveyance or transfer by the Company, the Person named as the “Company” in the first paragraph of this instrument or any successor corporation which shall theretofore have become such in the manner prescribed in this Article shall be released from its liability under this Indenture and as obligor on any of the Securities.

Section 803.    Evidence to Be Furnished Trustee

        The Trustee may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease, and any such assumption, complies with the provisions of this Article Eight.

ARTICLE NINE
SUPPLEMENTAL INDENTURES

Section 901.    Supplemental Indentures Without Consent of Holders

        Without the consent of any Holders, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

(2) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

        (3)    to provide for the issuance and the terms of any particular Series of Securities not previously outstanding, the rights and obligations of the Company and the Holders of the Securities of such Series, the form or forms of the Securities of such Series and such other matters in connection therewith as the Board of Directors of the Company shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such Series, (b) additional or different Events of Default in respect of such Series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such Series than is provided in Section 501, (d) immediate enforcement of any Event of Default in respect of such Series or (e) limitations upon the remedies available in respect of any Events of Default in respect of such Series or upon the rights of the holders of Securities of such Series to waive any such Event of Default; provided, that this paragraph (3) shall not be deemed to require the execution of a supplemental indenture to provide for the issuance of any Series of Securities unless the same shall be provided for in the Authorizing Resolution relating thereto, and no supplemental indenture entered into pursuant to this paragraph shall affect the rights of any Holders of any Securities then outstanding; or

        (4)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

        (5)    to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article 14, including providing for the conversion of the Securities into any security (other than the Common Stock of the Company) or property of the Company; or

(6) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to

40	Exhibit 4.3

matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such other provision shall not adversely affect the interests of the Holders of the Series of Securities affected thereby.

Section 902.    Supplemental Indentures With Consent of Holders

        With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all Series affected thereby (voting as a single class), by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

        (1)    change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security which would be due and payable upon acceleration under Section 502 or provable in bankruptcy under Section 504, or change the coin or currency in which any Security or any interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

        (2)    reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

        (3)    modify any of the provisions of this Section, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby, or

        (4)    if applicable, make any change that adversely affects the right to convert any Security as provided in Article 14 or pursuant to Section 301 (except as permitted by Section 901(5)) or decrease the conversion rate or increase the conversion price of any such Security.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Securities, or which modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.    Execution of Supplemental Indentures

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

41	Exhibit 4.3

Section 904.    Effect of Supplemental Indentures

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.    Conformity With Trust Indenture Act

        Unless the Company shall determine, based on an Opinion of Counsel delivered to the Trustee, that the same shall not be required, every supplemental indenture executed pursuant to this Article shall conform to the requirements of TIA as then in effect.

Section 906.    Reference In Securities to Supplemental Indentures

        Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Authenticating Agent in exchange for Outstanding Securities of the same Series.

Section 907.    Subordination Unimpaired

         This Indenture may not be amended to alter the subordination of any of the Outstanding Securities without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

ARTICLE TEN
COVENANTS

Section 1001.    Payment of Principal, Premium and Interest

        The Company will duly and punctually pay (or cause to be paid) the principal of (and premium, if any) and interest on the Securities of each Series in accordance with the terms of such Securities and this Indenture.

Section 1002.    Maintenance of Office or Agency

        Except as otherwise provided in the Authorizing Resolution in respect of any Series, the Company will maintain an office or agency in The Borough of Manhattan, The City of New York, where Securities may be presented or surrendered for payment, and will maintain an office or agency in The Borough of Manhattan, The City of New York, where Securities may be surrendered for registration of transfer or exchange, where Securities of that series may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company initially appoints the Trustee as such agent at its Corporate Trust Office for said purposes. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies (in or outside of such Borough) where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such

42	Exhibit 4.3

designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in such Borough for such purposes.

Section 1003.    Money For Security Payments to Be Held In Trust; Appointment of Paying Agent

        If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents, it will, on or before each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act. The Company initially appoints the Trustee as Paying Agent.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

        (1)    hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once or mailed to each such holder or both, in a newspaper published in the English language customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

43	Exhibit 4.3

Section 1004.    Statement As to Default

         The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year (which on the date hereof ends on the last day of April) of the Company ending after the date hereof, a statement (which shall not be deemed an Officer's Certificate and need not conform with any of the provisions of Section 102) signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as officers of the Company and based upon a review made under their supervision of the activities of the Company during such year and of the Company's performance under this Indenture they would normally obtain knowledge whether or not the Company is in default in the performance of any covenant or agreement set forth in the Indenture, stating whether or not they have obtained knowledge that the Company is in default in the performance of any such covenant or agreement, and if so, specifying each such default of which the signers have knowledge and the nature thereof. The Company will notify the Trustee promptly in writing of any change of its fiscal year.

Section 1005.    Corporate Existence

        Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities.

Section 1006.    Waiver of Certain Covenants

       The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1004 and 1005 and any other covenant or condition set forth in any Authorizing Resolution or supplemental indenture for the benefit of the Holders of the Securities or any particular Series of Securities, if the Holders of at least a majority in principal amount of the Securities at the time Outstanding of all Series which are entitled to the benefits thereof (voting as a single class) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 1007.    Calculation of Original Issue Discount

        The Company shall file with the Trustee promptly at the end of each calendar year during which any original issue discount Securities shall be Outstanding (i) a written notice specifying the amount of original issue discount (including daily rate and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Revenue Code of 1986, as amended from time to time.

ARTICLE ELEVEN
REDEMPTION OF SECURITIES

Section 1101.   Right of Redemption

        Redeemable Securities may be redeemed otherwise than through the operation of the Sinking Fund provided for in Article Twelve at the election of the Company at the times, on the conditions and at the Redemption Prices specified therein, in (or pursuant to) the Authorizing Resolution relating thereto and in the supplemental indenture (if any) executed in connection with the issuance of such Securities, any Redemption Price to be accompanied by accrued interest to the Redemption Date.

44	Exhibit 4.3

Section 1102.    Applicability of Article

        Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision referred to in Section 1101, shall be made in accordance with such provision and this Article.

Section 1103.    Election to Redeem; Notice to Trustee

        The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or set forth in an Officers’ Certificate which states that such election has been duly authorized by all requisite corporate action on the part of the Company. In case of any redemption at the election of the Company the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of the Series or the several Series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

Section 1104.    Selection By Trustee of Securities to Be Redeemed

        If less than all the Securities of any Series are to be redeemed, the particular Securities of such Series to be redeemed shall be selected not more than 90 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such Series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination of the Series or any integral multiple thereof) of the principal amount of such Securities of a denomination larger than such minimum denomination. If the Company shall so specify, Securities held by the Company or any Subsidiary shall not be included in the Securities selected for redemption.

        If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

        The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 1105.    Notice of Redemption

        Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

        All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

        (3)    if less than all Outstanding Securities of the Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount), including Cusip number, of the particular Securities to be redeemed,

45	Exhibit 4.3
(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest thereon shall cease to accrue on and after said date,

        (5)    if applicable, the conversion price, the date on which the right to convert the principal of the Securities or the portions thereof to be redeemed will terminate, and the place or places where such Securities may be surrendered for conversion,

(6) that the redemption is for a Sinking Fund, if such is the case,

(7) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

(8) applicable CUSIP Numbers.

        Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name of and at the expense of the Company.

Section 1106.    Deposit of Redemption Price

        On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

        If any Security called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to the right of any Holder of such Security to receive interest as provided in the last paragraph of Section 3.7) be paid to the Company on Company Request, or if then held by the Company, shall be discharged from such trust.

Section 1107.    Securities Payable On Redemption Date

        Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price thereof and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular or Special Record Date according to their terms and the provisions of Section 307.

        If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid or duly provided for, bear interest from the Redemption Date at the rate borne by the Security or, in the case of Original Issue Discount Securities, at a rate equal to the Yield to Maturity thereof.

Section 1108.    Securities Redeemed In Part

        Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and the Authenticating Agent shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same Series, of any authorized

46	Exhibit 4.3

denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; except that if a Global Security is so surrendered, the Company shall execute, and the Authenticating Agent shall authenticate, upon Company Order, and deliver to the Depositary for such Global Security without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal amount of the Global Security so surrendered.

ARTICLE TWELVE
SINKING FUND

Section 1201.    Sinking Fund Payments

        As and for a Sinking Fund for the retirement of Sinking Fund Securities, the Company will, until all such Securities are paid or payment thereof is duly provided for, deposit in accordance with Section 1106, at such times and subject to such terms and conditions as shall be specified in the provisions of such Securities and the Authorizing Resolution and supplemental indenture (if any) relating thereto, such amounts in cash as shall be required or permitted under such provisions in order to redeem Securities on the specified Redemption Dates at a Redemption Price equal to their principal amounts, less in each such case the amount of any credit against such payment received by the Company under Section 1202. Each such Sinking Fund payment shall be applied to the redemption of Securities on the specified Redemption Date as herein provided.

Section 1202.    Satisfaction of Sinking Fund Payments With Securities

        The Company (1) may deliver Securities of the same Series (other than any previously called for redemption or theretofore applied as a credit against a Sinking Fund payment) and (2) may apply as a credit Securities of the same Series redeemed at the election of the Company pursuant to Section 1101 or through the operation of the Sinking Fund in any period in excess of the minimum amount required for such period under Section 1201 or the provisions relating to such Series referred to in Section 1201 and not theretofore applied as a credit against a Sinking Fund payment, in each case in satisfaction of all or any part of any Sinking Fund payment required to be made pursuant to Section 1201. Each such Security so delivered or applied shall be credited for such purpose by the Trustee at a Redemption Price equal to its principal amount and the required amount of such Sinking Fund payment shall be reduced accordingly.

Section 1203.    Redemption of Securities For Sinking Fund

        If in any year the Company shall elect to redeem in excess of the minimum principal amount of Securities required to be redeemed pursuant to Section 1201 or to satisfy all or any part of any Sinking Fund payment by delivering or crediting Securities pursuant to Section 1202, then at least 60 days prior to the date on which the Sinking Fund payment in question shall be due (or such shorter period as shall be approved by the Trustee), the Company shall deliver to the Trustee an Officers’ Certificate specifying the amount of the Sinking Fund payment and the portions thereof which are to be satisfied by payment of cash, by delivery of Securities or by crediting Securities, and, at least 45 days prior to the Sinking Fund payment date (or such shorter period as shall be approved by the Trustee), will also deliver to the Trustee the Securities to be so delivered. Such Officers’ Certificate shall also state that the Securities forming the basis of any such credit do not include any Securities which have been redeemed through the operation of the Sinking Fund in the minimum amount required under Section 1201, previously credited against any Sinking Fund payment. The Trustee shall, upon the receipt of such Officers’ Certificate (or, if it shall not have received such an Officers’ Certificate at least 60 days prior to the Sinking Fund payment date, then following such 60th day), select the Securities to be redeemed upon the next Sinking Fund payment date, in the manner specified in Section 1104, and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1105. Such notice having

47	Exhibit 4.3

been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1107 and 1108.

ARTICLE THIRTEEN
DEFEASANCE AND COVENANT DEFEASANCE

Section 1301.    Defeasance

        Upon the Company’s election to have this Section 1301 apply to one or more Series of Securities, and upon satisfaction of the applicable conditions specified in Section 1303, the Company shall be discharged from all of its obligations under such Securities and under this Indenture with respect to such Securities, except for its obligations under Sections 304, 305, 306, 607, 1002 and 1003 and this Article Thirteen (referred to below as a “defeasance”).

Section 1302.    Covenant Defeasance

        Upon the Company’s election to have this Section 1302 apply to one or more Series of Securities, and upon satisfaction of the applicable conditions specified in Section 1303, the occurrence of an event specified in Section 501(3) or (4) shall not be deemed to be an Event of Default in respect of such Securities (referred to below as a “covenant defeasance”).

Section 1303.    Conditions to Defeasance or Covenant Defeasance

        The following shall be the conditions to application of either Section 1301 or Section 1302 to the Securities of any Series:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (which term, for purposes of this Article, shall also refer to another trustee satisfying the requirements of Section 609 who shall agree to comply with the applicable provisions of this Article) in trust for the Holders of such Securities (A) money in an amount, or (B) U.S. Government Obligations (as defined below) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (and premium, if any) and interest on such Securities on the Stated Maturity thereof in accordance with this Indenture and such Securities. “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian of such U.S. Government Obligation or of a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to such holder from any amount received by the custodian in respect of such U.S. Government Obligation.

        (2)    The Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance or covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance or covenant defeasance had not occurred.

48	Exhibit 4.3

        (3)    The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that such Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

        (4)    No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as any event described in Section 501(5) or (6), at any time prior to the 91st day after such deposit.

(5) Such deposit, defeasance or discharge shall not result in a violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

        (6)    Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such Act or exempt from regulation thereunder.

        (7)    The Company shall have delivered to the Trustee (i) an Officers’ Certificate setting forth such election under Section 1301 or 1302, as applicable, and stating that all conditions precedent provided for relating to such defeasance, discharge or deposit have been complied with, and (ii) an Opinion of Counsel stating that all conditions precedent provided for relating to such defeasance, discharge or deposit have been complied with.

Section 1304.    Application of Funds

        Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 1303 in respect of one or more Series of Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay (in addition to any U.S. Government Obligations deposited pursuant to Section 1303), and indemnify the Trustee against, any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1303 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

        Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1303 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 1305.    Reinstatement

        If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1304 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1304; provided, however, that if the Company makes any payment of principal of and any premium or interest on any Security following the reinstatement of its obligations,

49	Exhibit 4.3

the Company shall be subrogated to the rights of the Holders of the Securities of such Series to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE FOURTEEN
SUBORDINATION

Section 1401.    Applicability of Article

        The provisions of this Article shall be applicable to the Securities of any series which are expressly subordinate to Senior Indebtedness (“Senior Subordinated Securities”).

Section 1402.    Securities Subordinated to Senior Indebtedness

        Subject to Section 301(16) for any series of Securities which are Senior Subordinated Securities, the Company covenants and agrees, and each Holder of a Senior Subordinated Security, by his, her or its acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Senior Subordinated Securities and the payment of the principal of and any premium or interest on each and all of the Senior Subordinated Securities is subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness. Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

        In the event (a) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (b) subject to the provisions of Section 1403 that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness, and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Trustee shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives, or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Trustee shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives, or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

       (i)    the holders of all Senior Indebtedness shall first be entitled to receive, in the case of (a) above, payment of all amounts due or to become due upon all Senior Indebtedness (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Indebtedness) and, in the case of subclauses (i) and (ii) of clause (b) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money’s worth, before the Holders of any of the Senior Subordinated Securities are entitled to receive any payment on account of the principal of or any premium or interest on the indebtedness evidenced by the Senior Subordinated Securities, including, without limitation, any payments made pursuant to Article Eleven or Article Twelve;

       (ii)    any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Senior Subordinated Securities would be entitled except for the provisions of this Article, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Senior Subordinated Securities, shall be paid or delivered by the Person making such payment or distribution, whether

50	Exhibit 4.3

a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by such Senior Subordinated Securities;

       (iii)    in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Securities, in respect of principal of, or any premium or interest on, any of the Senior Subordinated Securities or in connection with the repurchase by the Company of any of the Senior Subordinated Securities, shall be received by the Trustee or the Holders of any of the Senior Subordinated Securities when such payment or distribution is prohibited pursuant to this Section, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness; and

       (iv)    the Company also may not make any payment upon or in respect of the Senior Subordinated Securities if (i) a default described in clause (b) above or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that currently, or with the passage of time or giving of notice, permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and, in the case of any such default described in this clause (ii), the Trustee receives a notice of such default of the type referred to in this clause (ii) (a “Payment Blockage Notice”) from the Company or the holders of any Designated Senior Indebtedness. Payments on the Senior Subordinated Securities may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived in writing by the holders of the applicable Senior Indebtedness or (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived in writing by the holders of Designated Senior Indebtedness or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced under clause (ii) above unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal of, premium, if any, and interest on the Senior Subordinated Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived in writing or cured for a period of not less than 180 days. If the Company makes any payment to the Trustee or any Holder of any Senior Subordinated Securities prohibited by the foregoing, such payment will be required to be held in trust for, and paid over to, the holders of Senior Indebtedness (or the representatives thereof).

51	Exhibit 4.3

        Notwithstanding the foregoing, at any time after the 90th day following the date of deposit of money or Government Obligations pursuant to Section 1304 (provided all other conditions set out in such Section shall have been satisfied) the funds so deposited and any interest thereon will not be subject to any rights of holders of Senior Indebtedness including, without limitation, those arising under this Article.

        For purposes of this Article Fourteen, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article with respect to the Senior Subordinated Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article Eight hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other Person shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight hereof.

Section 1403.    Disputes with Holders of Certain Senior Indebtedness

        Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of this Section shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 1402(b) if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) in the event of a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

Section 1404.    Subrogation

        Subject to the payment in full of all Senior Indebtedness, the Holders of the Senior Subordinated Securities shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as the Securities are subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all amounts owing on the Senior Subordinated Securities shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of this Article are, and are intended solely for the purpose of, defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

52	Exhibit 4.3

Section 1405.    Obligation of Company Unconditional

        Nothing contained in this Article or elsewhere in this Indenture or in the Senior Subordinated Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any premium or interest on the Senior Subordinated Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

        Upon payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding-up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

        The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself, herself or itself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 1406.    Payments on Securities Permitted

        Nothing contained in this Article or elsewhere in this Indenture or in the Senior Subordinated Securities shall affect the obligations of the Company to make, or prevent the Company from making, payment of the principal of or any premium or interest on the Senior Subordinated Securities in accordance with the provisions hereof and thereof, except as otherwise provided in this Article.

Section 1407.    Effectuation of Subordination by Trustee

        Each Holder of Senior Subordinated Securities, by his, her or its acceptance thereof, authorizes and directs the Trustee in his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his, her or its attorney-in-fact, as the case may be, for any and all such purposes.

Section 1408.    Knowledge of Trustee

        The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Senior Subordinated Securities pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the

53	Exhibit 4.3

existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee shall have received written notice thereof mailed or delivered to the Trustee at its Corporate Trust Office from the Company, any Holder, any paying agent or the holder or representative of any Senior Indebtedness; provided that if at least two (2) Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal or any premium or interest on any Security) the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two (2) Business Days prior to or on or after such date.

Section 1409.    Trustee May Hold Senior Indebtedness

        The Trustee, in its individual capacity, shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Section 1410.    Rights of Holders Senior Indebtedness Not Impaired

        No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

        With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture; (ii) the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture; (iii) no implied covenants or obligations shall be read into this Indenture against the Trustee; and (iv) the Trustee shall not be deemed to be a fiduciary as to such holders.

Section 1411.   Trust Moneys Not Subordinated

        Notwithstanding anything contained herein to the contrary, payments from money or U.S. Government Obligations held in trust under Article Four or Article Thirteen by the Trustee for the payment of principal of and any premium or interest on the Senior Subordinated Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

Section 1412.    Article Applicable to Paying Agent

        In case at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes, as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 1408 and 1409 shall not apply to the Company if it acts as its own paying agent.

Section 1413.    Trustee; Compensation Not Prejudiced

        Nothing in this Article shall apply to claims of, or payments to, the Trustee pursuant to Section 607.

54	Exhibit 4.3

Section 1414.    Trustee Not Fiduciary for Holders of Senior Indebtedness

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

ARTICLE FIFTEEN
CONVERSION OF SECURITIES

Section 1501.    Applicability of Article

        The provisions of this Article shall be applicable to the Securities of any series which are convertible into shares of Common Stock of the Company, and the issuance of such shares of Common Stock upon the conversion of such Securities, except as otherwise specified as contemplated by Section 301 for the Securities of such series.

Section 1502.    Exercise of Conversion Privilege

        In order to exercise a conversion privilege, the Holder of a Security of a series with such a privilege shall surrender such Security to the Company at the office or agency maintained for that purpose pursuant to Section 1002, accompanied by a duly executed conversion notice to the Company substantially in the form set forth in Section 206 (or other form specified pursuant to the related supplemental indenture or Board Resolution) stating that the Holder elects to convert such Security or a specified portion thereof. Such notice shall also state, if different from the name and address of such Holder, the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Securities surrendered for conversion shall (if so required by the Company or the Trustee) be duly endorsed by or accompanied by instruments of transfer in forms satisfactory to the Company and the Trustee duly executed by the registered Holder or its attorney duly authorized in writing; and Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of Section 307 relating to the payment of Defaulted Interest by the Company. As promptly as practicable after the receipt of such notice and of any payment required pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto setting forth the terms of such series of Security, and the surrender of such Security in accordance with such reasonable regulations as the Company may prescribe, the Company shall issue and shall deliver, at the office or agency at which such Security is surrendered, to such Holder or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Security (or specified portion thereof), in accordance with the provisions of such Board Resolution, Officers’ Certificate or supplemental indenture, and cash as provided therein in respect of any fractional share of such Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of

55	Exhibit 4.3

business on the date on which such notice and such payment, if required, shall have been received in proper order for conversion by the Company and such Security shall have been surrendered as aforesaid (unless such Holder shall have so surrendered such Security and shall have instructed the Company to effect the conversion on a particular date following such surrender and such Holder shall be entitled to convert such Security on such date, in which case such conversion shall be deemed to be effected immediately prior to the close of business on such date) and at such time the rights of the Holder of such Security as such Security Holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock of the Company shall be issuable upon such conversion shall be deemed to have become the Holder or Holders of record of the shares represented thereby. Except as set forth above and subject to the final paragraph of Section 307, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities (or any part thereof) surrendered for conversion or on account of any dividends on the Common Stock of the Company issued upon such conversion. In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unconverted portion of such Security.

Section 1503.    No Fractional Shares

        No fractional share of Common Stock of the Company shall be issued upon conversions of Securities of any series. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If, except for the provisions of this Section, any Holder of a Security or Securities would be entitled to a fractional share of Common Stock of the Company upon the conversion of such Security or Securities, or specified portions thereof, the Company shall pay to such Holder an amount in cash equal to the current market value of such fractional share computed, (i) if such Common Stock is listed or admitted to unlisted trading privileges on a national securities exchange or market, on the basis of the last reported sale price on such exchange or market on the last trading day prior to the date of conversion upon which such a sale shall have been effected, or (ii) if such Common Stock is not at the time so listed or admitted to unlisted trading privileges on a national securities exchange or market, on the basis of the average of the bid and asked prices of such Common Stock in the over-the-counter market, on the last trading day prior to the date of conversion, as reported by the National Quotation Bureau, Incorporated or similar organization if the National Quotation Bureau, Incorporated is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors. For purposes of this Section, “trading day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which the Common Stock is not traded on the New York Stock Exchange, or if the Common Stock is not traded on the New York Stock Exchange, on the principal exchange or market on which the Common Stock is traded or quoted.

Section 1504.    Adjustment of Conversion Price

        The conversion price of Securities of any series that is convertible into Common Stock of the Company shall be adjusted for any stock dividends, stock splits, reclassifications, combinations or similar transactions in accordance with the terms of the supplemental indenture or Board Resolutions setting forth the terms of the Securities of such series. Whenever the conversion price is adjusted, the Company shall compute the adjusted conversion price in accordance with terms of the applicable Board Resolution or supplemental indenture and shall prepare an Officers’ Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002 and, if different, with the Trustee. The Company shall forthwith cause a notice setting forth the adjusted conversion price to be mailed, first class postage prepaid, to each Holder of

56	Exhibit 4.3

Securities of such series at its address appearing on the Security Register and to any conversion agent other than the Trustee.

Section 1505.    Notice of Certain Corporate Actions

       In case:

       (1)    the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings (other than a dividend for which approval of any shareholders of the Company is required) that would require an adjustment pursuant to Section 1504; or

       (2)    the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than any such grant for which approval of any shareholders of the Company is required); or

       (3)    of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required), or of the sale of all or substantially all of the assets of the Company; or

       (4)    of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in Clause (1) or (2) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of Record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up. If at any time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

Section 1506.    Reservation of Shares of Common Stock

        The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock of the Company then issuable upon the conversion of all outstanding Securities of any series that has conversion rights.

Section 1507.    Payment of Certain Taxes Upon Conversion

        Except as provided in the next sentence, the Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of its Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

57	Exhibit 4.3

Section 1508.    Nonassessability

        The Company covenants that all shares of its Common Stock which may be issued upon conversion of Securities will upon issue in accordance with the terms hereof be duly and validly issued and fully paid and nonassessable.

Section 1509.    Provision in Case of Consolidation, Merger or Sale of Assets

        In case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security of a series then Outstanding that is convertible into Common Stock of the Company shall have the right thereafter (which right shall be the exclusive conversion right thereafter available to said Holder), during the period such Security shall be convertible, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or merged with or into or which merged into or with the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-electing Share”), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article or in accordance with the terms of the supplemental indenture or Board Resolutions setting forth the terms of such adjustments. The above provisions of this Section shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security of a series that is convertible into Common Stock of the Company as provided in Section 106 promptly upon such execution. Neither the Trustee nor any conversion agent, if any, shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities of a series convertible into Common Stock of the Company upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

Section 1510.    Duties of Trustee Regarding Conversion

        Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Securities of any series that is convertible into Common Stock of the Company to

58	Exhibit 4.3

determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, whether herein or in any supplemental indenture, any resolutions of the Board of Directors or written instrument executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock of the Company, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities and neither the Trustee nor any conversion agent makes any representation with respect thereto. Subject to the provisions of Section 601, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of its Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article Fifteen or in the applicable supplemental indenture, resolutions of the Board of Directors or written instrument executed by one or more duly authorized officers of the Company.

Section 1511.    Repayment of Certain Funds Upon Conversion

        Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of and any premium and interest on any of the Securities (including, but not limited to, funds deposited for the sinking fund referred to in Article Twelve hereof and funds deposited pursuant to Article Thirteen hereof) and which shall not be required for such purposes because of the conversion of such Securities as provided in this Article Fifteen shall after such conversion be repaid to the Company by the Trustee upon the Company’s written request.

ARTICLE SIXTEEN
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 1601.    Indenture and Securities Solely Corporate Obligations

        No recourse for the payment of the principal of or any premium or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

59	Exhibit 4.3

*  *  *  *  *

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be as original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

GARDNER DENVER, INC.

By:

BNY MIDWEST TRUST COMPANY

By:

60	Exhibit 4.3